EXHIBIT 3.3

                               STOCK  CERTIFICATE

          INCORPORATED  UNDER  THE  LAWS  OF  THE  STATE  OF  DELAWARE


                            NEW VISION HOLDINGS, INC.


                  100,000,000  SHARES  PAR  VALUE  $.0001  EACH
                                  COMMON  STOCK

THIS  IS  TO  CERTIFY  THAT                        IS  THE  OWNER  OF
                              ------------------
                                 -------------
FULLY PAID AND NON-ASSESSABLE SHARES OF THE ABOVE CORPORATION TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THE CERTIFICATE PROPERLY ENDORSE.




WITNESS,   THE  SEAL  OF  THE  CORPORATION  AND  THE  SIGNATURES  OF  ITS  DULY
AUTHORIZED OFFICERS.

DATED
       ---------------------


__________________                                        __________________
SECRETARY                                                        PRESIDENT
JOSH WEINFELD                                                 JOSH WEINFELD